EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Responds to the
New York State Workers’ Compensation Board Lawsuit

Hamilton, Bermuda, December 10, 2009 – CRM Holdings, Ltd. (“CRM” or “the Company”) (Nasdaq: CRMH) today announced that the New York State Workers’ Compensation Board (“WCB”) has commenced a lawsuit against CRM on its own behalf and in its capacity as successor in interest to the workers’ compensation group self-insurance trusts in New York previously managed by Compensation Risk Managers, LLC.

The WCB’s lawsuit, brought in Supreme Court of the State of New York, Albany County, alleges that CRM, its subsidiaries and certain directors and officers breached fiduciary duties owed to the trusts, breached contracts between Compensation Risk Managers and the trusts, breached duties of good faith and fair dealing owed to the trusts, engaged in fraudulent activities in administering the trusts, engaged in deceptive business practices and advertising, and were unjustly enriched. The WCB alleges that the WCB and the trusts have suffered damages in an amount that is not currently ascertainable, but which is believed to exceed $405 million.

The Company denies each and every one of the WCB’s allegations and believes that Compensation Risk Managers, LLC provided services to the trusts it managed in compliance with its contractual obligations to the trusts and in a manner consistent with applicable law and the rules and regulations of the WCB. According to the WCB’s website, of the 65 self insurance workers compensation trusts authorized by the WCB and subject to its oversight and regulation, as of November 2009, 32 were either insolvent, being terminated or were underfunded, 13 had been voluntarily terminated and only 20 were operating with no fiscal issues and no regulatory restriction. Compensation Risk Managers managed 8 of these 65 trusts. The Company believes that an industry-wide problem exists and that the WCB has unfairly singled the Company out. The Company intends to defend the WCB litigation vigorously and prove that the WCB’s unsubstantiated allegations are utterly without merit.

The WCB’s lawsuit is related to the New York self-insured group litigation as more fully described in “Part II — Item 1. Legal Proceedings” of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009. The Company regards any increased uncertainty concerning its businesses, and any resulting damage caused to its reputation, to be unjustified and unfortunate. The Company and its subsidiaries will continue to provide its customers with the full range of workers’ compensation products and services they have come to expect and stands behind its products and people.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the Company’s website at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 954-1343

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2008, and in other documents filed by the company with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.